EXHIBIT 99.1

YUME REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Redwood City, Calif. – August 9, 2016 – YuMe, Inc. (NYSE: YUME), the global audience technology company powered by data-driven insights and cross-screen expertise, today announced its financial results for the second quarter ended June 30, 2016. Financial highlights include:

●	Revenue of $40.7 million, compared to $40.4 million in the second quarter of 2015 (Q2 2015);
●	Revenue from top 20 advertising customers of $18.6 million, an increase of 24% from Q2 2015;
●	Mobile and connected television impressions accounted for 47% of revenue, compared to 28% of revenue in Q2 2015;
●	Gross margin of 50.6%, a record for the Company, compared to 42.0% in Q2 2015;
●	Net loss of $2.5 million, or $0.07 per diluted share, compared to a net loss of $5.8 million, or $0.17 per diluted share, in Q2 2015;
●	Adjusted EBITDA[1] profit of $2.3 million, compared to an adjusted EBITDA loss of $1.9 million in Q2 2015;
●	$63.5 million in cash, cash equivalents and marketable securities and no debt as of June 30, 2016;
●	Repurchased approximately 1,009,000 shares of its common stock to date for $3.7 million.

“We delivered a solid quarter with record gross margin and improved profitability, and we made progress on initiatives to grow our large advertiser relationships, leverage our cross-screen campaign differentiation and scale our new programmatic business,” said Jayant Kadambi, Chairman and Chief Executive Office of YuMe. “We are confident we will generate our fourth consecutive quarter of adjusted EBITDA profitability in the current quarter and meet our 2016 programmatic platform revenue goals.”

Customer highlights include:

●	475 advertising customers for the second quarter of 2016, a decrease of 16% from 565 in Q2 2015;
●	Average revenue per advertising customer of $84,000 for the three month period ended June 30, 2016, an increase of 19% from $71,000 for the three month period ended June 30, 2015.

Highlights for advertising customers accounting for a minimum of $100,000 in trailing twelve-month revenue include:

●	282 advertising customers for the twelve months ended June 30, 2016, a decrease of 1% from 286 for the twelve months ended June 30, 2015;
●	Average revenue per advertising customer of $556,000 for the twelve months ended June 30, 2016, a decrease of 1% from $559,000 for the twelve months ended June 30, 2015.

Share Repurchase Program Update

For the three month period ended June 30, 2016, the Company acquired approximately 575,000 shares of its common stock for $2.2 million, at an average price per share of $3.74. From July 1, 2016 to date, the Company acquired approximately 280,000 shares of its common stock for $1.0 million, at an average price per share of $3.56. Since announcing its $10 million share repurchase program on February 18, 2016 to date, the Company has acquired approximately 1,009,000 shares of its common stock for $3.7 million, at an average price per share of $3.66.

Business Outlook

Today, the Company is providing the following estimates for its key financial measures for the third quarter of 2016:

Q3 2016
Revenue	$39.0 - $43.0 million
Adjusted EBITDA	$0.5 - $2.5 million

1 Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude income taxes, interest, depreciation and amortization, stock-based compensation and non-recurring proxy contest expenses. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Additionally, the Company expects its programmatic platforms to generate between $6 million and $10 million in managed service revenue and up to $1 million in license fee revenue in 2016.

Conference Call and Webcast Information

Senior management will host a conference call at 5:00 p.m. ET today to discuss the Company’s results. Investors may access the live call by dialing (877) 201-0168 or (647) 788-4901. A replay will be available through Tuesday, August 16 at (855) 859-2056 or (404) 537-3406. (Conference ID: 49013507). A live and archived Webcast of the call will be available at http://investors.yume.com.

About YuMe

YuMe, Inc. (NYSE: YUME) is a leading provider of global audience technologies, curating relationships between brand advertisers and consumers of premium video content across a growing range of connected devices. Combining data-driven technologies with deep insight into audience behavior, YuMe offers brand advertisers end-to-end marketing software that establishes greater brand resonance with engaged consumers. It is the evolution of brand advertising for an ever-expanding video ecosystem. YuMe is headquartered in Redwood City, CA., with additional offices worldwide. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook.

YuMe is a trademark of YuMe. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to our Business Outlook, statements about our growth strategy, our operating results, market trends, and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include competitive trends in a dynamic market, our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in YuMe’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report adjusted EBITDA, which is a non-GAAP financial measure. We calculate adjusted EBITDA as net income (loss), excluding income taxes, interest, depreciation and amortization, stock-based compensation and non-recurring proxy contest expenses. We believe that adjusted EBITDA provides useful information to investors in understanding our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information presented by other companies. Non-GAAP financial information should not be viewed as a substitute for, or superior to, financial information prepared in accordance with GAAP. Users of this non-GAAP financial information should consider the types of events and transactions for which adjustments have been made.

We have included adjusted EBITDA in this release because it is a key measure we use to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that adjusted EBITDA can provide a useful measure for period-to-period comparisons of our operating results because it excludes some expenses that may mask underlying trends.

In the table following the financial statements attached to this press release, the non-GAAP financial measures used in this press release are reconciled to the most directly comparable GAAP financial measures. With respect to adjusted EBITDA expectations provided under “Business Outlook” above, quantitative reconciliation to the most directly comparable GAAP financial measure is not feasible, because unpredictable fluctuations in our stock price makes it difficult to estimate accurately future stock-based compensation expenses that are excluded from these non-GAAP financial measures. We expect that the variability of the above charges may have a significant and unpredictable impact on our future GAAP financial results.

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Investor Relations

Gary J. Fuges, CFA

ir@yume.com

650-503-7875

YuMe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of June 30, 2016	As of December 31, 2015
Assets		(1)
Current assets:
Cash and cash equivalents	$32,388	$17,859
Marketable securities	29,598	30,600
Restricted cash	—	292
Accounts receivable, net	52,736	67,131
Prepaid expenses and other current assets	4,994	3,978
Total current assets	119,716	119,860
Marketable securities, long-term	1,513	11,724
Property, equipment and software, net	12,425	12,110
Goodwill	3,902	3,902
Intangible assets, net	325	659
Restricted cash, non-current	403	403
Deposits and other assets	564	416
Total assets	$138,848	$149,074

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,059	$12,080
Accrued digital media property owner costs	13,616	17,155
Accrued liabilities	13,501	16,767
Deferred revenue	214	214
Total current liabilities	39,390	46,216
Other long-term liabilities	523	77
Deferred tax liability	64	178
Total liabilities	39,977	46,471

Stockholders’ equity:
Common stock	35	34
Treasury stock	(2,716)	—
Additional paid-in-capital	155,026	150,001
Accumulated deficit	(53,251)	(47,167)
Accumulated other comprehensive loss	(223)	(265)
Total stockholders’ equity	98,871	102,603
Total liabilities and stockholders’ equity	$138,848	$149,074

(1) The condensed consolidated balance sheet as of December 31, 2015 was derived from audited financial statements.

YuMe, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$40,675	$40,403	$79,908	$80,548
Cost of revenue (1)	20,111	23,416	40,592	44,702
Gross profit	20,564	16,987	39,316	35,846
Operating expenses:
Sales and marketing (1)	13,639	14,814	27,414	30,535
Research and development (1)	2,947	2,613	5,612	5,143
General and administrative (1)	6,216	5,741	12,077	11,871
Total operating expenses	22,802	23,168	45,103	47,549
Loss from operations	(2,238)	(6,181)	(5,787)	(11,703)
Interest and other income (expense), net
Interest expense	(2)	(1)	(5)	(3)
Other expense, net	(181)	387	(172)	1
Total interest and other income (expense), net	(183)	386	(177)	(2)
Loss before income taxes	(2,421)	(5,795)	(5,964)	(11,705)
Income tax expense	65	40	120	126
Net loss	$(2,486)	$(5,835)	$(6,084)	$(11,831)

Net loss per share:
Basic	$(0.07)	$(0.17)	$(0.18)	$(0.35)
Diluted	$(0.07)	$(0.17)	$(0.18)	$(0.35)
Weighted-average shares used to compute net loss per share:
Basic	34,648	33,602	34,585	33,399
Diluted	34,648	33,602	34,585	33,399
(1)	Stock-based compensation included above (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cost of revenue	$50	$69	$95	$181
Sales and marketing	728	1,026	1,447	1,926
Research and development	319	316	620	520
General and administrative	1,232	1,105	2,339	1,983
Total stock-based compensation	$2,329	$2,516	$4,501	$4,610

YuMe, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss	$(2,486)	$(5,835)	$(6,084)	$(11,831)
Adjustments:
Interest expense	2	1	5	3
Income tax expense	65	40	120	126
Depreciation and amortization expense	1,708	1,371	3,408	2,727
Stock-based compensation expense	2,329	2,516	4,501	4,610
Proxy contest expenses	658	—	815	—
Total Adjustments	4,762	3,928	8,849	7,466
Adjusted EBITDA	$2,276	$(1,907)	$2,765	$(4,365)